UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2011

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-3615
(Address of principal executive offices)		(Zip code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On November 21, 2011, Sunoco Partners LLC, the general partner (“General Partner”) of Sunoco Logistics Partners L.P. (the “Partnership”), executed Amendment No. 2 (the “Amendment”) to the Partnership’s Third Amended and Restated Partnership Agreement (the “Partnership Agreement”), which defines the rights of the holders of partnership interests in the Partnership.

A copy of the Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted above, in Item 3.03 of this Current Report on Form 8-K, the General Partner amended the Partnership’s Third Amended and Restated Partnership Agreement on November 21, 2011. The Amendment:

(1) changes certain provisions in the Partnership Agreement, regarding outside activities of the General Partner, in order to permit the General Partner to pledge its common units, representing limited partnership interests in the Partnership; and

(2) provides for the proportionate adjustment of the Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, and Third Target Distribution, in connection with the previously announced three-for-one split of Partnership common units and Class A units, to be effected through the distribution of additional Partnership units on December 2, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment No. 2 to Third Amended and Restated Partnership Agreement of Sunoco Logistics Partners L.P. dated as of November 21, 2011

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ Michael D. Galtman
Michael D. Galtman
Chief Accounting Officer

November 28, 2011

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 2 to Third Amended and Restated Partnership Agreement of Sunoco Logistics Partners L.P. dated as of November 21, 2011